Exhibit 99.1

Press Release

Apollo Global Management to Acquire Management Services Business from Pitney Bowes

Pitney Bowes Management Services to Become a Stand-alone Company

STAMFORD, CT and NEW YORK, NY, July 30, 2013 – Funds affiliated with Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) and Pitney Bowes Inc. (NYSE: PBI) today announced a definitive agreement under which Apollo will acquire Pitney Bowes Management Services (“PBMS” ) for approximately $400 million in cash. The transaction, which is subject to customary closing conditions, is expected to close in the fourth quarter of 2013. Until then, Pitney Bowes will continue to operate PBMS.

“This transaction represents a tremendous opportunity for both Pitney Bowes and PBMS,” said Marc Lautenbach, president and CEO, Pitney Bowes. “It is part of our continued evolution into a company better aligned to address the needs of clients while focusing on the areas where we can create the greatest value for our clients and our shareholders. Pitney Bowes Management Services, a strong business with an outstanding team and an unparalleled client list, can benefit significantly from operating as a more focused, stand-alone company in partnership with Apollo, a leading global alternative asset manager with a proven track record of success in building and growing businesses in the business services industry.”

This agreement will create value for Pitney Bowes by allowing management to focus attention and resources on developing and delivering the highest value technology, innovative software and differentiated services in high value segments of the market, where Pitney Bowes has distinctive advantage.

“Pitney Bowes Management Services offers an innovative business model supported by a highly talented team of individuals,” said Matthew Nord, partner at Apollo. “Their knowledge combined with cost-effective solutions drive business outcomes that help clients achieve their objectives. We are excited to invest in, and grow this great company.”

Pitney Bowes remains committed to delivering a high level of service to its clients and will continue to focus on the three areas outlined during its analyst day: Small and Medium Business Mail, Enterprise Mail & Services and Digital Commerce Solutions.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $114 billion as of March 31, 2013, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

About Pitney Bowes

Pitney Bowes provides technology solutions for small, mid-size and large firms that help them connect with customers to build loyalty and grow revenue. Many of the company’s solutions are delivered on open platforms to best organize, analyze and apply both public and proprietary data to two-way customer communications. Pitney Bowes includes direct mail, transactional mail and call center communications in its solution mix along with digital channel messaging for the Web, email and mobile applications. Pitney Bowes: Every connection is a new opportunity™. www.pb.com.

Forward-Looking Statements

This document contains “forward-looking statements” about our expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about our future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; changes in business portfolio; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond our control as more fully outlined in the Company’s 2012 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.  Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Media Contact:

Pitney Bowes Inc.	Rubenstein Associates, Inc. for Apollo Global Management, LLC

Bill Hughes Chief Communications Officer 203-351-6785 william.hughes@pb.com	Charles Zehren 212-843-8590 czehren@rubenstein.com

Investor Relations Contact:

Pitney Bowes, Inc.	Apollo Global Management, LLC

Charles McBride Vice President, Investor Relations 203-351-6349 charles.mcbride@pb.com	Gary M. Stein Head of Corporate Communications 212-822-0467 gstein@apollolp.com

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